Exhibit 99.1

NETSCOUT Reports Fourth Quarter and Full Fiscal Year 2021 Financial Results

WESTFORD, Mass.--(BUSINESS WIRE)--May 6, 2021--NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of service assurance, security, and business analytics, today announced financial results for its fourth quarter and full fiscal year ended March 31, 2021.

“We delivered stronger-than-anticipated fourth-quarter diluted earnings per share performance on overall revenue that was in-line with our expectations,” stated Anil Singhal, NETSCOUT’s president and chief executive officer. “For the full fiscal year 2021, we met the objectives that we set as we managed through the unprecedented and challenging environment created by the COVID-19 global pandemic. We served and supported our customers well, kept our team safe and productive, supported the communities that surround us, continued to invest for the future, and delivered on our financial goals of expanding operating leverage and growing diluted earnings per share. This performance demonstrates the importance of our smart visibility and cybersecurity solutions as well as the flexibility, agility, and resiliency of our business. I would like to thank all those who both directly and indirectly contributed to NETSCOUT’s success during the fiscal year.”

Singhal continued, “As we look ahead, we are excited and optimistic about the future and long-term technology market trends that favor NETSCOUT, such as the advancement of 5G networks, the evolving cybersecurity threat landscape, and digital transformation through cloud migration. We believe that we are well-positioned as “Guardians of the Connected World” to be a leader in these market categories due to our robust and relevant solutions, trusted brand, strong customer relationships, dedicated team, and solid financial profile. For fiscal year 2022, we are focused on growing revenue, further enhancing our diluted earnings per share performance, and continuing to deliver strong free cash flow.”

Recent news and highlights:

  In late-April 2021, NETSCOUT held its annual technology and user summit, Engage 21, virtually. Registration for the event hit record highs at more than 4,200 registrants, with more than 1,000 first-time attendees. These registrants represented many of the world’s largest and most innovative service providers and enterprises. At the event, the Company showcased its Service Assurance and Cyber Security capabilities, introduced its new Omnis brand, and promoted its Visibility Without Borders campaign. The virtual conference was a combination of presentations, panel discussions, demonstrations, and hands-on training.
  In mid-April 2021, NETSCOUT released the findings of its bi-annual Threat Intelligence Report, punctuated by a record-setting 10,089,687 Distributed Denial of Service (DDoS) attacks observed during 2020. Cybercriminals exploited vulnerabilities exposed by massive internet usage shifts since many users were no longer protected by enterprise-grade security. Attackers paid particular attention to vital pandemic industries such as e-commerce, streaming services, online learning, and healthcare generating a 20% year-over-year increase in attack frequency over 2019 with a 22% increase in the last six months of 2020.
  In early-April 2021, NETSCOUT announced a collaboration with Dell Technologies OEM Solutions to deliver offerings designed for medium-to-large sized enterprises looking for agile, cost-efficient solutions to address their data center and digital transformation needs. The two companies will initially work together to sell these solutions in the U.S. to accommodate organizations that have standardized on Dell Technologies platforms in their data centers while also offering new customers a simple, reliable, cost-efficient solution. Plans are in place to extend the solutions offered and expand into international markets.
  Recently, NETSCOUT announced that it is sponsoring its seventh civic hackathon with Shooting Stars Foundation. This 12-hour virtual event helps grow students’ interest in STEM topics and community issues by providing an opportunity to practice 21st century skills such as critical thinking, technology literacy, collaboration, and innovation. This year’s theme is “Life in 2031” and students will be asked to consider what the world might look like 10 years from now, whether in learning, travel, culture, climate change, environment, health, or technology. Students, who may or may not have coding experience, will then develop and present creative solutions to address those anticipated needs and challenges. With organizers making a concerted effort to include minority students by reaching out to youth organizations in underserved communities, a diverse group of middle and high school students from 22 states and Puerto Rico, as well as Jamaica, Canada, and four other countries are registered to participate.

Q4 FY21 Financial Results

Total revenue (GAAP and non-GAAP) for the fourth quarter of fiscal year 2021 was $213.4 million, compared with $229.4 million in the same quarter one year ago. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Product revenue (GAAP and non-GAAP) for the fourth quarter of fiscal year 2021 was $99.1 million, which was approximately 46% of total revenue. This compares with fourth-quarter fiscal year 2020 product revenue (GAAP and non-GAAP) of $116.5 million, which was approximately 51% of total revenue.

Service revenue (GAAP) for the fourth quarter of fiscal year 2021 was $114.3 million, or approximately 54% of total revenue versus service revenue (GAAP) of $112.8 million, or approximately 49% of total revenue, for the same period one year ago. On a non-GAAP basis, service revenue for fiscal year 2021’s fourth quarter was $114.3 million, or approximately 54% of total non-GAAP revenue, versus non-GAAP service revenue of $112.9 million, or approximately 49% of total non-GAAP revenue, for the same quarter one year ago.

NETSCOUT’s income from operations (GAAP) was $16.1 million in the fourth quarter of fiscal year 2021, compared with income from operations (GAAP) of $12.6 million in the comparable quarter one year ago. Fourth-quarter fiscal year 2021 non-GAAP EBITDA from operations was $53.9 million, or 25.3% of non-GAAP quarterly revenue, which compares with $54.9 million, or 23.9% of non-GAAP quarterly revenue in the fourth quarter of fiscal year 2020. The Company’s fourth-quarter fiscal year 2021 operating margin (GAAP) was 7.5% versus 5.5% in the prior fiscal year’s fourth quarter. Fourth-quarter fiscal year 2021 non-GAAP income from operations was $47.8 million with a non-GAAP operating margin of 22.4%. This compares with fourth-quarter fiscal year 2020 non-GAAP income from operations of $48.7 million and a non-GAAP operating margin of 21.2%.

Net income (GAAP) for the fourth quarter of fiscal year 2021 was $11.4 million, or $0.15 per share (diluted) versus net income (GAAP) of $7.3 million, or $0.10 per share (diluted), for the fourth quarter of fiscal year 2020. On a non-GAAP basis, net income for the fourth quarter of fiscal year 2021 was $36.5 million, or $0.49 per share (diluted), which compares with $37.4 million, or $0.50 per share (diluted), for the fourth quarter of fiscal year 2020.

As of March 31, 2021, cash and cash equivalents, and short and long-term marketable securities were $476.5 million, compared with $490.4 million as of December 31, 2020 and $389.1 million as of March 31, 2020. At the end of the fourth quarter of fiscal year 2021 NETSCOUT had $350.0 million outstanding on its $1.0 billion revolving credit facility.

Full Year FY21 Financial Results

  For fiscal year 2021, total revenue (GAAP and non-GAAP) was $831.3 million versus total revenue (GAAP) of $891.8 million and non-GAAP total revenue of $892.0 million in fiscal year 2020. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.
  Product revenue (GAAP and non-GAAP) in fiscal year 2021 was $377.7 million compared with $438.3 million in the same period one year ago.
  Service revenue (GAAP) in fiscal year 2021 was $453.6 million versus $453.5 million in the same period last year. Non-GAAP service revenue was $453.6 million compared with $453.7 million for the comparable period of fiscal year 2020.
  NETSCOUT’s income from operations (GAAP) in fiscal year 2021 was $37.1 million, compared with $17.6 million in fiscal year 2020. The Company’s operating margin (GAAP) in fiscal year 2021 was 4.5% versus 2.0% in fiscal year 2020. In fiscal year 2021, the Company’s non-GAAP EBITDA from operations was $198.2 million, or 23.8% of non-GAAP total revenue versus non-GAAP EBITDA from operations of $189.6 million, or 21.3% of non-GAAP total revenue, for fiscal year 2020. The Company’s non-GAAP income from operations for fiscal year 2021 was $172.8 million with a non-GAAP operating margin of 20.8% compared with non-GAAP income from operations of $163.3 million and a 18.3% non-GAAP operating margin for fiscal year 2020.
  NETSCOUT’s net income (GAAP) in fiscal year 2021 was $19.4 million, or $0.26 per share (diluted) compared with a net loss of $2.8 million, or -$0.04 per share (diluted) in fiscal year 2020. Non-GAAP net income in fiscal year 2021 was $125.8 million, or $1.70 per share (diluted) versus non-GAAP net income in fiscal year 2020 of $119.1 million, or $1.57 per share (diluted).

Financial Outlook:

The Company’s financial outlook for fiscal year 2022 is as follows:

  Revenue (GAAP and non-GAAP) is expected to be in the range of $835 million to $865 million.
  GAAP net income per share (diluted) is expected to be in the range of $0.44 to $0.50. Non-GAAP net income per share (diluted) is expected to be in the range of $1.71 to $1.77.
  A reconciliation between GAAP and non-GAAP revenue and net income per share (diluted) for NETSCOUT’s financial outlook is included in the attached financial tables.

Conference Call Instructions:

NETSCOUT will host a conference call to discuss its fourth-quarter and full fiscal year 2021 financial results today at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at https://ir.netscout.com/investors/overview/default.aspx. Alternatively, people can listen to the call by dialing (785) 424-1667. The conference call ID is NTCTQ421. A replay of the call will be available after 12:00 p.m. ET on May 6, 2021 for approximately one week. The number for the replay is (800) 283-4216 for U.S./Canada and (402) 220-9033 for international callers.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NETSCOUT's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), NETSCOUT also reports the following non-GAAP measures: non-GAAP revenue, non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share (diluted) and non-GAAP earnings before interest and other expense, income taxes, depreciation, amortization, and (EBITDA) from operations. Non-GAAP revenue eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation. Non-GAAP gross profit includes the aforementioned revenue adjustments and also removes expenses related to the amortization of acquired intangible assets, share-based compensation, and acquisition-related depreciation. Non-GAAP income from operations includes the aforementioned adjustments and also removes business development and integration expense, compensation for post-combination services, legal expenses related to a civil judgment, restructuring charges, and costs related to new accounting standard implementation, and adds back transitional service agreement income. Non-GAAP net income includes the foregoing adjustments related to non-GAAP income from operations, net of related income tax effects while removing transitional service agreement income and changes in contingent consideration. Non-GAAP EBITDA from operations includes the aforementioned items related to non-GAAP income from operations and also removes non-acquisition related depreciation expense. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, gross profit, operating margin, net income, and diluted net income per share), and may have limitations because they do not reflect all of NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT SYSTEMS, INC.

NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) assures digital business services against disruptions in availability, performance, and security. Our market and technology leadership stems from combining our patented smart data technology with smart analytics. We provide real-time, pervasive visibility, and insights customers need to accelerate and secure their digital transformation. Our approach transforms the way organizations plan, deliver, integrate, test, and deploy services and applications. Our nGenius service assurance solutions provide real-time, contextual analysis of service, network, and application performance. Arbor security solutions protect against DDoS attacks that threaten availability and advanced threats that infiltrate networks to steal critical business assets. To learn more about improving service, network, and application performance in physical or virtual data centers, or in the cloud, and how NETSCOUT’s performance and security solutions, powered by service intelligence can help you move forward with confidence, visit www.netscout.com or follow @NETSCOUT and @ArborNetworks on Twitter, Facebook, or LinkedIn.

Safe Harbor

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements regarding NetScout’s financial outlook for revenue and earnings per share for fiscal year 2022, NetScout’s excitement and optimism about the future and long-term technology market trends, such as the advancement of 5G networks, the evolving cyber security threat landscape, and digital transformation through cloud migration, that NetScout believes it is well-positioned as “Guardians of the Connected World” to be a leader in these market categories due to its robust and relevant solutions, trusted brand, strong customer relationships, dedicated team, and solid financial profile, and that NetScout’s focus for fiscal year 2022 is to grow revenue, enhancing diluted earnings per share performance, and continuing to deliver strong free cash. Actual results could differ materially from the forward-looking statements due to impacts from known and unknown risks, uncertainties, assumptions, and other factors. Such factors include, but are not limited to, impacts from the COVID-19 pandemic, slowdowns or downturns in economic conditions generally and in the market for advanced network, service assurance and cybersecurity solutions specifically; the volatile foreign exchange environment; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than we have, and their strategic response to our products; our ability to retain key executives and employees; the Company’s ability to realize the anticipated savings from restructuring actions and other expense management programs; lower than expected demand for the Company’s products and services; and the timing and magnitude of stock buyback activity based on market conditions, corporate considerations, debt agreements, and regulatory requirements. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020 and the Company’s subsequent Quarterly Reports on Form 10-Q, which are on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2021 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

NETSCOUT SYSTEMS, INC. Condensed Consolidated Statements of Operations (In thousands, except per share data) (Unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2021	2020	2021	2020
Revenue:
Product	$99,084	$116,538	$377,721	$438,341
Service	114,305	112,813	453,561	453,479
Total revenue	213,389	229,351	831,282	891,820

Cost of revenue:
Product	23,573	32,332	95,965	122,832
Service	31,369	30,400	126,132	119,360
Total cost of revenue	54,942	62,732	222,097	242,192

Gross profit	158,447	166,619	609,185	649,628

Operating expenses:
Research and development	43,558	45,903	179,163	188,294
Sales and marketing	62,062	62,278	242,730	276,523
General and administrative	21,525	27,558	88,969	99,994
Amortization of acquired intangible assets	15,234	16,110	61,131	64,505
Restructuring charges	-	2,208	62	2,674

Total operating expenses	142,379	154,057	572,055	631,990

Income from operations	16,068	12,562	37,130	17,638
Interest and other expense, net	(3,069)	(3,784)	(14,826)	(15,714)

Income before income tax expense	12,999	8,778	22,304	1,924
Income tax expense	1,562	1,442	2,952	4,678
Net income (loss)	$11,437	$7,336	$19,352	$(2,754)

Basic net income (loss) per share	$0.16	$0.10	$0.26	$(0.04)
Diluted net income (loss) per share	$0.15	$0.10	$0.26	$(0.04)
Weighted average common shares outstanding used in computing:
Net income (loss) per share - basic	73,557	73,293	73,103	75,162
Net income (loss) per share - diluted	74,766	74,134	73,822	75,162

NETSCOUT SYSTEMS, INC. Consolidated Balance Sheets (In thousands) (Unaudited)

	March 31, 2021	March 31, 2020
Assets
Current assets:
Cash, cash equivalents and marketable securities	$476,453	$386,458
Accounts receivable and unbilled costs, net	197,717	213,514
Inventories	22,813	22,227
Prepaid expenses and other current assets	25,489	37,544

Total current assets	722,472	659,743

Fixed assets, net	48,474	57,715
Goodwill and intangible assets, net	2,229,420	2,307,859
Long-term marketable securities	-	2,613
Operating lease right-of-use assets	61,512	68,583
Other assets	23,160	23,990

Total assets	$3,085,038	$3,120,503

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$17,964	$20,004
Accrued compensation	83,057	75,632
Accrued other	28,152	22,743
Current portion of operating lease liabilities	12,354	10,337
Deferred revenue and customer deposits	269,748	270,281

Total current liabilities	411,275	398,997

Other long-term liabilities	21,641	10,039
Deferred tax liability	92,287	114,394
Accrued long-term retirement benefits	39,479	34,256
Long-term deferred revenue	103,310	104,240
Operating lease liabilities, net of current portion	61,267	70,658
Long-term debt	350,000	450,000

Total liabilities	1,079,259	1,182,584

Stockholders' equity:
Common stock	124	122
Additional paid-in capital	2,955,400	2,891,553
Accumulated other comprehensive loss	(1,940)	(3,160)
Treasury stock, at cost	(1,322,496)	(1,305,935)
Retained earnings	374,691	355,339

Total stockholders' equity	2,005,779	1,937,919

Total liabilities and stockholders' equity	$3,085,038	$3,120,503

NETSCOUT SYSTEMS, INC. Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures (In thousands, except per share data) (Unaudited)

	Three Months Ended March 31,		Three Months Ended December 31,	Twelve Months Ended March 31,
	2021	2020	2020	2021	2020

Revenue (GAAP)	$213,389	$229,351	$228,739	$831,282	$891,820
Service deferred revenue fair value adjustment	1	48	2	6	192
Non-GAAP Revenue	$213,390	$229,399	$228,741	$831,288	$892,012

Gross Profit (GAAP)	$158,447	$166,619	$173,464	$609,185	$649,628
Service deferred revenue fair value adjustment	1	48	2	6	192
Share-based compensation expense (1)	1,493	1,416	1,619	6,861	6,843
Amortization of acquired intangible assets (2)	4,782	6,297	4,776	19,058	24,974
Acquisition related depreciation expense (6)	6	5	6	23	31
Non-GAAP Gross Profit	$164,729	$174,385	$179,867	$635,133	$681,668

Income from Operations (GAAP)	$16,068	$12,562	$31,770	$37,130	$17,638
Service deferred revenue fair value adjustment	1	48	2	6	192
Share-based compensation expense (1)	11,543	10,900	12,517	51,892	50,861
Amortization of acquired intangible assets (2)	20,016	22,407	20,049	80,189	89,479
Business development and integration expense (3)	(14)	335	-	2	373
New standard implementation expense (4)	-	(5)	-	-	5
Compensation for post-combination services (5)	61	125	63	251	578
Restructuring charges	-	2,208	-	62	2,674
Acquisition related depreciation expense (6)	60	61	61	242	312
Transitional service agreement income (7)	57	53	57	215	1,212
Legal judgments expense (8)	-	-	-	2,804	-
Non-GAAP Income from Operations	$47,792	$48,694	$64,519	$172,793	$163,324

Net Income (Loss) (GAAP)	$11,437	$7,336	$29,021	$19,352	$(2,754)
Service deferred revenue fair value adjustment	1	48	2	6	192
Share-based compensation expense (1)	11,543	10,900	12,517	51,892	50,861
Amortization of acquired intangible assets (2)	20,016	22,407	20,049	80,189	89,479
Business development and integration expense (3)	(14)	335	-	2	373
New standard implementation expense (4)	-	(5)	-	-	5
Compensation for post-combination services (5)	61	125	63	251	578
Restructuring charges	-	2,208	-	62	2,674
Acquisition related depreciation expense (6)	60	61	61	242	312
Change in contingent consideration	-	245	-	-	762
Legal judgments expense (8)	-	-	-	2,804	-
Income tax adjustments (9)	(6,619)	(6,239)	(12,835)	(28,977)	(23,415)
Non-GAAP Net Income	$36,485	$37,421	$48,878	$125,823	$119,067

Diluted Net Income (Loss) Per Share (GAAP)	$0.15	$0.10	$0.39	$0.26	$(0.04)
Share impact of non-GAAP adjustments identified above	0.34	0.40	0.27	1.44	1.61
Non-GAAP Diluted Net Income Per Share	$0.49	$0.50	$0.66	$1.70	$1.57

Shares used in computing non-GAAP diluted net income per share	74,766	74,134	73,878	73,822	75,837

NETSCOUT SYSTEMS, INC. Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued (In thousands) (Unaudited)

		Three Months Ended March 31,		Three Months Ended December 31,	Twelve Months Ended March 31,
		2021	2020	2020	2021	2020

(1)	Share-based compensation expense included in these amounts is as follows:
	Cost of product revenue	$201	$226	$248	$1,038	$1,069
	Cost of service revenue	1,292	1,190	1,371	5,823	5,774
	Research and development	3,560	3,435	3,862	16,138	15,511
	Sales and marketing	3,726	3,752	4,253	17,328	17,085
	General and administrative	2,764	2,297	2,783	11,565	11,422
	Total share-based compensation expense	$11,543	$10,900	$12,517	$51,892	$50,861

(2)	Amortization expense related to acquired software and product technology, tradenames, customer relationships included in these amounts is as follows:
	Cost of product revenue	$4,782	$6,297	$4,776	$19,058	$24,974
	Operating expenses	15,234	16,110	15,273	61,131	64,505
	Total amortization expense	$20,016	$22,407	$20,049	$80,189	$89,479

(3)	Business development and integration expense included in these amounts is as follows:
	Research and development	$-	$-	$-	$-	$43
	General and administrative	(14)	335	-	2	330
	Total business development and integration expense	$(14)	$335	$-	$2	$373

(4)	New standard implementation expense included in these amounts is as follows:
	General and administrative	$-	$(5)	$-	$-	$5
	Total new standard implementation expense	$-	$(5)	$-	$-	$5

(5)	Compensation for post-combination services included in these amounts is as follows:
	Research and development	$59	$125	$62	$246	$578
	Sales and marketing	2	-	1	5	-
	Total compensation for post-combination services	$61	$125	$63	$251	$578

(6)	Acquisition related depreciation expense included in these amounts is as follows:
	Cost of product revenue	$4	$3	$3	$14	$21
	Cost of service revenue	2	2	3	9	10
	Research and development	42	42	43	169	216
	Sales and marketing	8	9	8	34	36
	General and administrative	4	5	4	16	29
	Total acquisition related depreciation expense	$60	$61	$61	$242	$312

(7)	Transitional service agreement income included in these amounts is as follows:
	Research and development	$7	$6	$6	$24	$93
	Sales and marketing	8	8	10	34	176
	General and administrative	42	39	41	157	943
	Other Income (expense), net	(57)	(53)	(57)	(215)	(1,212)
	Total transitional service agreement income	$-	$-	$-	$-	$-

(8)	Legal judgments expense included in these amounts is as follows:
	General and administrative	$-	$-	$-	$2,804	$-
	Total legal judgments expense	$-	$-	$-	$2,804	$-

(9)	Total income tax adjustment included in these amounts is as follows:
	Tax effect of non-GAAP adjustments above	$(6,619)	$(6,239)	$(12,835)	$(28,977)	$(23,415)
	Total income tax adjustments	$(6,619)	$(6,239)	$(12,835)	$(28,977)	$(23,415)

NETSCOUT SYSTEMS, INC. Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Non-GAAP EBITDA from Operations (In thousands) (Unaudited)

	Three Months Ended March 31,		Three Months Ended December 31,	Twelve Months Ended March 31,
	2021	2020	2020	2021	2020

Income from operations (GAAP)	$ 16,068	$ 12,562	$ 31,770	$ 37,130	$ 17,638
Previous adjustments to determine non-GAAP income from operations	31,724	36,132	32,749	135,663	145,686
Non-GAAP Income from operations	47,792	48,694	64,519	172,793	163,324

Depreciation excluding acquisition related	6,114	6,239	6,376	25,397	26,313

Non-GAAP EBITDA from operations	$ 53,906	$ 54,933	$ 70,895	$ 198,190	$ 189,637

NETSCOUT SYSTEMS, INC. Reconciliation of GAAP Financial Outlook to Non-GAAP Financial Outlook (Unaudited) (In millions, except net income per share - diluted)

	FY'21	FY'22
GAAP revenue	$831.3	~$835 million to ~$865 million
Deferred service revenue fair value adjustment	$0.0	Less than $1 million
Non-GAAP revenue	$831.3	~$835 million to ~$865 million

	FY'21	FY'22
GAAP net income	$19.4	~$33 million to ~$38 million
Deferred service revenue fair value adjustment	$0.0	Less than $1 million
Amortization of intangible assets	$80.2	~$72 million
Share-based compensation expenses	$51.9	~$49 million
Business development & integration expenses*	$0.5	Less than $1 million
Legal judgments expense	$2.8	-
New accounting standard implementation	$0.0	-
Restructuring costs	$0.1	-
Total adjustments	$135.5	~$121 million
Related impact of adjustments on income tax	$(29.0)	(~$26 million)
Non-GAAP net income	$125.8	~$128 million to ~$133 million

GAAP net income per share (diluted)	$0.26	~$0.44 to ~$0.50
Non-GAAP net income per share (diluted)	$1.70	~$1.71 to ~$1.77

Average weighted shares outstanding (diluted GAAP)	73.8	~75 million
Average weighted shares outstanding (diluted Non-GAAP)	73.8	~75 million
*Business development & integration expenses include compensation for post-combination services and acquisition-related depreciation expense **Figures in table may not total due to rounding

Contacts

Investors
Anthony Piazza
Vice President, Corporate Finance
978-614-4286
IR@netscout.com

Media
Maribel Lopez
Manager, Marketing & Corporate Communications
781-362-4330
Maribel.Lopez@netscout.com